AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

AMENDMENT NO. 1 dated as of May  , 2014 (the "Amendment") to the Amended and Restated Deposit Agreement, dated as of February 28, 2012 (the "Deposit Agreement"),  as amended, by and among Siemens Aktiengesellschaft, a company incorporated under the laws of the Federal Republic of Germany (the "Company") , Deutsche Bank Trust Company Americas, as depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts ("ADR") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, the Company has filed a Form 25 with the U.S. Securities and Exchange Commission (the "Commission") terminating the listing of its American Depositary Shares (“ADSs”) evidenced by ADR on the New York Stock Exchange and intends to file a Form 15F with the Commission in order to terminate the registration of its securities under the United States Securities and Exchange Act of 1934, as amended (“Securities Exchange Act”), and its obligation to file with or submit to the Commission reports under Sections 13(a) and 15(d) of the Securities Exchange Act.

WHEREAS, pursuant to paragraph (16) of the Form of ADR set forth in Exhibit A to the Deposit Agreement, the Company and the Depositary desire to amend certain terms of the Deposit Agreement and ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

1

ARTICLE I

DEFINITIONS

SECTION 1.01.  Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENT TO THE FORM OF ADR

SECTION 2.01. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the Effective Date (as herein defined), refer to the Deposit Agreement, as amended by this Amendment.

SECTION 2.02. Paragraph 5 (i) of the Form of ADR is amended to include the following immediately after the word "securities":

"or such other collateral as the Depositary deems appropriate"

SECTION 2.03. The third sentence of paragraph (9) of the Form of ADR is amended by deleting the words “to the extent not prohibited by the rules of the primary stock exchange upon which the ADSs are listed,”.

SECTION 2.04. The third and fourth sentences of paragraph (10) of the Form of ADR are  replaced with the following:

Upon effectiveness of the termination of the Company’s reporting requirements under the Securities Exchange Act, the Company shall publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act (the “Rule 12g3-2(b) exemption”) on its Internet Web site (www.siemens.com.) or through an electronic information delivery system generally available to the public in its primary trading market and shall comply with the other requirements of the Rule 12g3-2(b) exemption. The Company represents that, as of the effectiveness of the termination of the Company's reporting requirements under the Securities Exchange Act, it shall be exempt from the requirement to register a class of equity securities under Section 12(g) of the Securities Exchange Act pursuant to the Rule 12g3-2(b) exemption. The Company agrees to promptly notify the Depositary and all Holders in the event that the Company ceases to qualify for the Rule 12g3-2(b) exemption. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of the Rule 12g3-2(b) exemption or to take any action if the Company is not complying with those requirements.

2

SECTION 2.05. The Form of ADR, reflecting the amendment set forth herein  is amended and restated to read as set forth as Exhibit A hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01.Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, the Depositary and the Holders, that:

(a)  This Amendment, when executed and delivered by the Company, and the Deposit Agreement and the Post-Effective Amendment to Form F-6 as executed and delivered by the Company in connection herewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

(b)  In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and any other document furnished hereunder or thereunder in the Federal Republic of Germany, as of the date hereof neither of such agreements need to be filed or recorded with any court or other authority in the Federal Republic of Germany, nor does any stamp or similar tax need to be paid in the Federal Republic of Germany on or in respect of such agreements; and

(c)  All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

SECTION 3.02.Representations and Warranties of the Depositary.  The Depositary represents and warrants to, and agrees with, the Company that this Amendment, when executed and delivered by the Depositary, will be duly and validly authorized, executed and delivered by the Depositary, and constitute the legal, valid and binding obligations of the Depositary, enforceable against the Depositary in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3

ARTICLE IV

MISCELLANEOUS

SECTION 4.01.  Effective Date.  This Amendment is dated as of the date set forth above and shall be effective as of the date hereof (the "Effective Date").

SECTION 4.02.  Indemnification.  The parties hereto shall be entitled to all of the benefits of the indemnification provisions of the Deposit Agreement, as amended, in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 4.03.  Governing Law; Jurisdiction.  The Deposit Agreement, the Amendment and the ADRs as amended hereby shall be governed by and construed in accordance with the laws of the State of New York.  Any dispute, legal suit, action or proceeding arising out of or based upon the Deposit Agreement (as amended by the Amendment) or the transactions contemplated thereby shall be submitted to the exclusive jurisdiction of the Courts in the Borough of Manhattan, The City of New York, New York.

SECTION 4.04.  Outstanding ADRs.    ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the Form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement.  The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

4

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above and all Holders shall become parties hereto by holding American Depositary Shares as of the Effective Date.

SIEMENS AKTIENGESELLSCHAFT By Name: Title: By Name: Title: DEUTSCHE BANK TRUST COMPANY AMERICAS By Name: Title: By Name: Title:

5

EXHIBIT A

ANNEXED TO AND INCORPORATED IN
AMENDMENT TO DEPOSIT AGREEMENT

CERTAIN RIGHTS OF THE HOLDER OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (8) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS.

____________
Number	No. of ADSs:
__________________________
Each ADS represents One Share CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

SIEMENS AKTIENGESELLSCHAFT

(Incorporated under the
laws of the Federal Republic of Germany)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary hereunder (the “Depositary”), hereby certifies that ____________ is the registered owner (a “Holder”) of _____ American Depositary Shares (“ADSs”), each (subject to Paragraphs (11) and (14)) representing one ordinary share including, subject to Paragraph (5) below, rights to receive Shares (together “Shares” and, together with any additional securities or cash from time to time held by the Depositary or the Custodian referred to below in respect or in lieu thereof, the “Deposited Securities”), of SIEMENS AKTIENGESELLSCHAFT, a corporation incorporated under the laws of the Federal Republic of Germany (the “Company”), deposited with a custodian appointed in accordance with the Deposit Agreement (hereinafter defined) (subject to Section 7 of the Agreement referred to below, the “Custodian”).  This ADR is issued pursuant to the Amended and Restated Deposit Agreement dated as of February 28, 2012 (as amended from time to time, the “Deposit Agreement”) among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder (“ADRs”), each of whom by accepting an ADR agrees to become a party thereto and to be bound by all of the terms and conditions thereof and hereof.  Copies of the Deposit Agreement are on file at the Depositary’s Office referred to below and at the office of the Custodian.  This ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.  The terms and conditions of the Deposit Agreement are hereby incorporated by reference.

(1)           Withdrawal of Deposited Securities.  Subject to Paragraphs (4), (7) and (9), upon surrender at the Depositary’s Office referred to below of (i) a certificated ADR in form satisfactory to the Depositary or (ii) proper instructions and documentation in the case of a Direct Registration, in either case accompanied by such instruments of transfer as the Depositary may require, the Holder hereof is entitled to delivery, as promptly as practicable, (i) to an account designated by such Holder with Clearstream Banking AG (“CSB”) or an institution that maintains accounts with the CSB, of the Shares and the other Deposited Securities that are eligible for deposit with CSB and (ii) at the office of the Custodian, of any Deposited Securities that are not eligible for deposit with CSB, in each case at the time underlying this ADR.  At the request, risk and expense of the Holder hereof, the Depositary may deliver Deposited Securities (other than Shares) at the Depositary’s Office referred to below.

(2)           Register.  The Depositary shall keep, at the office of the Depositary in The City of New York at which at any particular time its depositary receipt business is administered, which at the date of the Deposit Agreement is 60 Wall Street, New York, New York 10260 (the “Depositary’s Office”), (a) a register (the “Register”) for the registration, registration of transfer, combination and split-up of ADRs and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs.  The term Register includes the Direct Registration System.  The Depositary may close the Register at any time or from time to time when reasonably deemed expedient by it after consultation with the Company if practicable in the case of a closure outside of the ordinary course of business, or when reasonably requested by the Company.

(3)           Title to ADRs; Validity.  Title to this ADR, when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the Register as the absolute owner hereof for all purposes.  This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary; provided, however, that, if a co-registrar for ADRs has been appointed, such signature may be facsimile if such ADR is countersigned by the manual or facsimile signature of a duly authorized signatory of such co-registrar and dated by such signatory.

(4)           Certain Limitations.  As a condition precedent to the issue or registration of any ADR (including upon a transfer, split-up or combination), any distribution in respect thereof or the withdrawal of any Deposited Securities, the Company, the Depositary or the Custodian may require:  (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge and (ii) any transfer or registration fees charged by third parties for the transfer of any Deposited Securities, (b) the production of (i) proof satisfactory to it of the identity and genuineness of any signature and (ii) such other information as it may deem necessary or proper consistent with the Deposit Agreement; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.  From time to time, the Company, the Depositary or the Custodian may also require such information as it may deem necessary or proper consistent with the Deposit Agreement.  The Depositary shall notify the Company of any procedures established pursuant to clauses (b) or (c) above.  The issuance of ADRs, the acceptance of deposits of Shares, the registration of transfers of ADRs or the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the Register or CSB is closed or when any such action is reasonably deemed expedient by the Depositary or the Company.  Registrations of transfers of ADRs and withdrawals of Deposited Securities shall also be promptly suspended when requested by the Company, including for the purpose of facilitating orderly voting of the Deposited Securities.  Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and no amendment shall impair such requirements.

(5)           Pre-release.  Unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, the Depositary may issue ADRs pursuant to Pre-release transactions only if (i) such Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities or such other collateral as the Depositary deems appropriate held by the Depositary for the benefit of the Holders (not including any earnings thereon) until such Shares are deposited (but such collateral shall not constitute “Deposited Securities”), (ii) each recipient of Pre-released ADRs represents and agrees in writing with the Depositary that such recipient or its customer (a) beneficially owns such Shares, (b) transfers all beneficial right, title and interest therein to the Depositary for the benefit of the Holders, (c) will make appropriate entries on its books and records to indicate such Shares have been assigned, conveyed and transferred to the Depositary (in its capacity as such) and will hold the Shares in trust for the account of the Depositary (in its capacity as such), (d) will deliver such Shares to the Custodian as soon as practicable and promptly but in no event more than five business days after demand therefor, and (e) will not take any action with respect to such Shares that is inconsistent with the Depositary’s transfer of the beneficial ownership thereof and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.  The Depositary may retain for its own account any compensation for the issuance of ADRs in Pre-release transactions, including, without limitation earnings on collateral for Pre-released ADRs and its charges for issuance thereof.  The Depositary may also set dollar limits with respect to Pre-releases to be entered into with any particular person to whom a Pre-release was made on a case by case basis as it deems appropriate.  Except to the extent that the above limitation is exceeded as a result of the withdrawal of Deposited Securities subsequent to the execution and delivery of Pre-released ADRs in compliance with such limitation, the Depositary shall, in each case when it exceeds such percentage limit or has actual knowledge that such percentage limit will be exceeded, promptly notify the Company to that effect.

(6)           Representations and Warranties.  Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, fully paid, non-assessable and were legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares, have been validly waived or exercised, (iii) the person making such deposit is duly authorized to do so, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and are not, and the ADSs issuable upon such deposit will not be, Restricted Securities and (v) the Shares presented for deposit have not been stripped of any rights or entitlements.  Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance, cancellation and transfer of ADSs.  If any such representation or warranty is false in any way, the Company and Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct or remediate the consequences thereof.  For purposes hereof, “Restricted Securities” shall mean Shares, or ADSs representing such Shares, which (i) have been acquired directly or indirectly from the Company or any of its affiliates in a transaction or chain of transactions not involving any public offering and subject to resale limitations under the Securities Act or the rules issued thereunder, or (ii) are held by an officer or director (or persons performing similar functions) or other affiliate of the Company, or (iii) are subject to other restrictions on sale or deposit under the laws of the United States, Germany, or under a shareholders’ agreement or the Company’s Articles of Association or under the regulations of an applicable securities exchange unless, in each case, such Shares are being sold to persons other than an Affiliate of the Company in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act, and the Shares are not, when held by such person, Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of ADRs.

(7)           Taxes.  If any tax or other governmental charge shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any ADSs evidenced by this ADR, any Deposited Securities underlying this ADR or any distribution on any of the foregoing, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary.  The Depositary may refuse to effect any registration of this ADR or any withdrawal of the underlying Deposited Securities until such payment is made.  The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof all or any part of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge.  The Holder hereof shall remain liable for any deficiency.  Upon any such sale, the Depositary shall, if appropriate, reduce the number of ADSs evidenced hereby to reflect any such sale and shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such tax or other governmental charge to the Holder hereof.

(8)           Disclosure of Interests.  Notwithstanding any other provision of the Deposit Agreement, any ADR, the Articles of Association of the Company and applicable law, each Holder and Beneficial Owner agrees to (a) provide such information as the Company or the Depositary may request pursuant to law (including, without limitation, relevant German law, any applicable law of the United States, the Articles of Association of the Company, any resolutions of the Company’s Management and/or Supervisory Board adopted pursuant to such Articles of Association, the requirements of any markets or exchanges upon which the Shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred), (b) be bound by and subject to applicable provisions of the laws of Germany, the Articles of Association of the Company and the requirements of any markets or exchanges upon which the ADSs, ADRs or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs or Shares may be transferred, to the same extent as if such Holder and Beneficial Owner held Shares directly, in each case irrespective of whether or not they are Holders or Beneficial Owners at the time such request is made and (c) without limiting the generality of the foregoing, comply with all applicable provisions of German law, the rules and requirements of the Frankfurt Stock Exchange and any other stock exchange on which the Shares are, or will be registered, traded or listed and the Company’s Articles of Association regarding any such Holder or Beneficial Owner’s interest in Shares, financial instruments or other instruments such as cash-settled options (including the aggregate of ADSs and Shares held by each such Holder or Beneficial Owner), in compliance with Sections 21, 22, 25 and 25a of the German Securities Trading Act (Wertpapierhandelsgesetz) or, if applicable, Section 20 of the German Stock Corporation Act (Aktiengesetz), or any substitute or supplemental provision of German law that may be brought into force from time to time.  Each Holder and Beneficial Owner acknowledges that, at the date of the Deposit Agreement, (i) the statutory notification obligations of the Securities Trading Act apply to anyone whose holding, either directly or by way of imputation pursuant to the provisions of Section 22 of the German Securities Trading Act, of voting rights in the Company reaches or exceeds, as the case may be, 3%, 5%, 10%, 15%, 20%, 25%, 30%, 50% or 75% or, after having reached or exceeded any such threshold, falls below that threshold and (ii) the statutory notification obligations of the German Stock Corporation Act apply to any enterprise that, either directly or by way of imputation pursuant to the provisions of Section 20(2) or Section 16(4) of the German Stock Corporation Act, owns more than 25% of the shares of, or more than 50% of the shares or voting rights in, the Company or, after having exceeded either of these thresholds, no longer owns such percentage.  Each Holder and Beneficial Owner acknowledges that failure to provide on a timely basis any required notification of an interest in Shares may result in withholding of certain rights, including voting and dividend rights, in respect of the Shares in which such Beneficial Owner has an interest.  For the avoidance of doubt, any statutory notification obligation and statutory publication obligation have to be observed not only with regard to Shares held directly but to the same extent for ADSs representing such Shares. Each Holder and Beneficial Owner of ADSs further agrees to furnish the Company with any such notification made in accordance with this paragraph (8) and to comply with requests from the Company pursuant to the laws of Germany, the rules and requirements of the Frankfurt Stock Exchange and any other stock exchange on which the Shares are, or will be registered, traded or listed, and the Company’s Articles of Association, whether or not such person is a Holder and/or Beneficial Owner at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Company, and at the Company’s expense, any such request from the Company to the Holders and to forward to the Company any such responses to such requests received by the Depositary.

(9)           Charges of Depositary.  The Depositary may collect from (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (11)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be).  The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge.  The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs, to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (11)), whichever is applicable, in each case to the extent charged by the Depositary: (i) a fee of U.S.$1.50 per ADR or ADRs for transfers on the Register, (ii) a fee for the distribution or sale of securities pursuant to paragraph (11) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (9) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iii) an aggregate fee of U.S.$0.04 per ADS (or portion thereof) per calendar year for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year ((with the aggregate of such fees not to exceed the amount set forth above)) and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash distributions), and (iv) such fees and expenses as are incurred by the Depositary (including without limitation expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of Deposited Securities or otherwise in connection with the Depositary’s or its Custodian’s compliance with applicable law, rule or regulation.  The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (a) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (b) cable and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (c) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities), (d) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (which are paid out of such foreign currency), and (e) any other charge payable by any of the Depositary, any of the Depositary’s agents, including, without limitation, the Custodian, or the agents of the Depositary’s agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions).  Such charges may at any time and from time to time be changed by agreement between the Company and the Depositary with notice thereof provided to Holders in the manner required by paragraph (16) of the Form of ADR.

(10)           Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities, delivered to the Depositary, and made generally available to the holders of Shares, are available for inspection by Holders at the Depositary’s Office and the office of the Custodian.  The Depositary will mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company.  Upon effectiveness of the termination of the Company’s reporting requirements under the Securities Exchange Act, the Company shall publish information in English required to maintain the exemption from registration under Rule 12g3-2(b) under the Securities Exchange Act (the “Rule 12g3-2(b) exemption”) on its Internet Web site (www.siemens.com) or through an electronic information delivery system generally available to the public in its primary trading market and shall comply with the other requirements of the Rule 12g3-2(b) exemption. The Company represents that, as of the effectiveness of the termination of the Company's reporting requirements under the Securities Exchange Act, it shall be exempt from the requirement to register a class of equity securities under Section 12(g) of the Securities Exchange Act pursuant to the Rule 12g3-2(b) exemption. The Company agrees to promptly notify the Depositary and all Holders in the event that the Company ceases to qualify for the Rule 12g3-2(b) exemption. The Depositary does not assume any duty to determine if the Company is complying with the current requirements of the Rule 12g3-2(b) exemption or to take any action if the Company is not complying with those requirements.

Dated:
DEUTSCHE BANK TRUST COMPANY AMERICAS

By:
Authorized Signatory

The address of the Depositary’s Office is 60 Wall Street, New York, New York 10005, U.S.A.

[FORM OF REVERSE OF RECEIPT]

(11)           Distributions on Deposited Securities.  Upon receipt by the Depositary or the Custodian of any distribution on Deposited Securities, and subject to Section 6 of the Deposit Agreement and to the Paragraphs (4), (7) and (9) hereof, the Depositary shall as promptly as practicable distribute by mail to each Holder entitled thereto on the record date set by the Depositary therefor, in proportion to the number of Deposited Securities (on which the following distributions are received by the Custodian) underlying such Holder’s ADRs:

(a)           Cash.  Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this Paragraph (11) (“Cash”), on an averaged or other practicable basis, subject to appropriate adjustments for (i) taxes or other governmental charges withheld, (ii) such distribution being unlawful or impracticable with respect to certain Holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency into U.S. dollars, (2) making any sale by public or private means in any commercially reasonable manner, (3) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, and (4) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time.  Only whole U.S. dollars and cents will be distributed.  Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Holders entitled thereto.  Holders and Beneficial Owners understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment.

(b)           Shares.  (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a “Share Distribution”) and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash.

(c)           Rights.  (i) To the extent the Company so instructs and timely furnishes to the Depositary evidence (the Company having no obligation to so furnish such evidence) satisfactory to the Depositary that the Depositary may lawfully distribute the same, warrants or other instruments representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities (“Rights”), or (ii) to the extent the Company does not furnish such evidence and/or so instructs the Depositary and sales of Rights are practicable as determined by the Depositary after consultation with the Company (which sales shall be effected as promptly as practicable and, to the extent practicable, on the principal German stock exchange on which the Rights are traded), any U.S. dollars available to the Depositary constituting the net proceeds of sales of Rights, as in the case of Cash, or (iii) failing either (i) or (ii), nothing (and any Rights may lapse).

(d)           Other Distributions.  (i) Securities available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights (“Other Distributions”), by any means that the Depositary may deem, after consultation with the Company, lawful, equitable and practicable, or (ii) to the extent the Depositary deems, after consultation with the Company, a distribution of such securities not to be lawful, equitable or practicable, any U.S. dollars available to the Depositary constituting the net proceeds of the sale of Other Distributions, as in the case of Cash.

To the extent that the Depositary determines, after consultation with the Company, that any distribution is not lawful or practicable with respect to any Holder, the Depositary may make such distribution as it deems lawful and practicable, including the distribution of foreign currency or securities (or appropriate documents evidencing the right to receive foreign currency or securities), or retain the same as Deposited Securities with respect to such Holder’s ADRs (without liability for interest thereon or the investment thereof).

Notwithstanding anything herein to the contrary, the Company shall have no obligation to either (i) register any ADSs, Shares, Rights or other securities described in this Paragraph (11) under the Securities Act or (ii) take other actions to permit the distribution of such ADSs, Shares, Rights or other securities in accordance with applicable U.S. securities laws.

(12)           Record Dates.  The Depositary shall, after consultation with the Company to the extent practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company with respect to the Shares) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, to be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in Paragraph (9) hereof, and only Holders of record on the close of business on such date shall be so entitled or obligated.

(13)           Voting of Deposited Securities.  As promptly as practicable after receipt from the Company of (i) notice of any meeting or solicitation of consents or proxies of holders of Shares or other Deposited Securities and (ii) the statement of the Custodian which will act as a proxy bank in accordance with Sections 128 and 135 of the German Stock Corporation Act (Aktiengesetz) (the “Proxy Bank”), setting forth its recommendations with regard to voting of the Shares pursuant to Section 135 (2) of the German Stock Corporation Act as to any matter concerning which the notice from the Company indicates that a vote is to be taken by holders of Shares, together with an English translation thereof (the “Recommendation”), the Depositary shall, subject to applicable law and the Company’s Articles of Association, mail to Holders a notice (a) containing such information as is contained in such notice and any solicitation materials, (b) stating that each Holder on the record date set by the Depositary therefor will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the whole number of Deposited Securities underlying such Holder’s ADRs, (c) containing the Recommendation, and (d) specifying how and when such instructions may be given, including an express indication that, if no specific voting instruction is received prior to the record date set by the Depositary therefor, then the Holders shall in each case be deemed to have instructed the Depositary to give a proxy to the Proxy Bank to vote the Shares in accordance with the Recommendation pursuant to Section 135 (2) of the German Stock Corporation Act; provided that, to the extent that, pursuant to applicable German and U.S. law and/or stock exchange regulations as in effect from time to time, the Company is permitted to satisfy its obligation to provide any such notice to holders of its Shares either by electronic delivery or by posting such notice on one or more Internet websites, the Depositary’s obligation to mail such notice to Holders may be satisfied either by the electronic delivery of such notice by the Depositary, or by the Company’s posting of such notice on one or more Internet websites accompanied by the Depositary’s delivery of a notice of availability relating to such posting, provided that in each case such delivery or posting is conducted in the manner permitted under applicable German and U.S. law and stock exchange regulations.  Each Holder who desires to exercise or to give instructions for the exercise of voting rights shall execute and return to the Depositary on or before the date established by the Depositary for such purpose, a document provided by the Depositary that instructs the Depositary as to how the number of Shares or other Deposited Securities represented by such Holder’s ADRs are to be voted.  Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the Company’s Articles of Association and the provisions of or governing Deposited Securities, to vote or cause to be voted the Deposited Securities underlying such Holder’s ADRs in accordance with such instructions.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities, other than in accordance with instructions received from the Holders (or deemed to have been so received as set forth in the next paragraph), as of such record date.  Insofar as the Custodian elects to act as Proxy Bank it shall not be acting as an agent, or otherwise on behalf of, the Depositary.

Subject to the following paragraphs of this Section 13, if no specific voting instructions are received by the Depositary from any Holder (to whom a notice was sent by the Depositary) with respect to the Deposited Securities, such Holder shall be deemed, and the Depositary shall deem such Holder, to have instructed the Depositary to give a proxy to the Proxy Bank to vote such Deposited Securities in accordance with Section 135 of the German Stock Corporation Act.

Notwithstanding anything to the contrary contained herein, in the event that the Proxy Bank shall fail or decline to supply the Recommendation to the Depositary at least twenty-one (21) calendar days prior to any meeting of holders of Shares or other Deposited Securities with respect to which the Depositary has received notice from the Company, the Depositary shall mail the above-referenced notice (which shall not contain the Recommendation or the indication concerning the proxy to be given to the Proxy Bank) to the Holders as hereinabove provided, and, thereafter, in any case in which no specific voting instructions are received by the Depositary from a Holder on or before the record date with respect to the Deposited Securities, no votes shall be cast at such meeting with respect to such Deposited Securities.

Notwithstanding anything to the contrary contained herein, the Depositary shall not be obligated to give any such deemed instruction unless and until the Depositary has been provided with an opinion of counsel to the Company, which opinion shall initially be provided on the signing of the Deposit Agreement, in form and substance satisfactory to the Depositary, to the effect that (i) such deemed instruction does not subject the Depositary to any reporting obligations in the Federal Republic of Germany, (ii) such deemed instruction will not result in a violation of German law, rule, regulation or permit, (iii) the voting arrangement and proxy as contemplated herein will be given effect under German law, (iv) the Depositary will not be deemed to be authorized to exercise, or in fact exercising, any discretion when voting in accordance with the terms of this paragraph (13) under German law and (v) the Depositary will not be subject to any liability under German law for losses arising from the exercise of the voting arrangements set forth in this paragraph (13).  If after the date such opinion is delivered to the Depositary the Company is advised by counsel that there has occurred a change in German law such that the foregoing opinion could no longer be rendered favorably in whole or in part, the Company shall promptly notify the Depositary of such change and the Holders shall thereafter not be deemed to have given any such instruction.

Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder’s ADRs, and subject to compliance with any reasonable regulations and procedures which the Depositary may establish (which may include the deposit or blocking of transfers of such Holder’s ADRs), the Depositary will endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to enable such Holder to attend a shareholders’ meeting and the Company agrees to permit such attendance.  The Depositary will endeavor to ensure that on any date on which it votes or causes to be voted Shares or other Deposited Securities pursuant to this Paragraph (13), it will have on deposit under the Deposit Agreement the number of Shares or other Deposited Securities with respect to which it has received voting instructions from Holders.  In the event that, on any such date, the number of Shares or other Deposited Securities, as the case may be, on deposit under the Deposit Agreement is lower than the number of Shares or other Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote such Shares or other Deposited Securities in accordance with such instructions adjusting the number of securities voted on a pro-rated basis.

(14)           Changes Affecting Deposited Securities.  Subject to Paragraphs (4), (7) and (9) hereof, upon any change in nominal or par value, split-up or consolidation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders in accordance with Paragraph (11), or any recapitalization, reorganization, merger, liquidation or similar corporate event or sale of all or substantially all the assets of the Company, any cash or securities received by the Depositary in respect of any Deposited Securities shall constitute Deposited Securities hereunder, and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.  In any such case, the Depositary may, and shall if the Company so requests, distribute any part of the cash or securities so received or execute and deliver additional ADRs or call for the surrender of outstanding ADRs to be exchanged for new ADRs describing the new Deposited Securities.

(15)           Exoneration.  The Depositary, the Company, their respective officers, directors, affiliates and agents and each of them shall:  (a) incur no liability to any Holder or Beneficial Owner (i) if law, regulation, the provisions of or governing any Deposited Security, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act that the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; or (d) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person in each case believed by it in good faith to be competent to give such advice or information.  The Depositary, the Company and their respective agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them in good faith to be genuine and to have been signed or presented by the proper party or parties.  The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs.  In the Deposit Agreement, the Company has agreed to indemnify the Depositary under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances.  In no event shall the Depositary, the Company, the Custodian or any of their respective directors, officers, employees, agents and/or affiliates, or any of them, be liable for any indirect, special, punitive or consequential damages to any other of them or to Holders, Beneficial Owners or any other person.  No disclaimer of liability under the Securities Act is intended by any provision hereof or of the Deposit Agreement.

(16)           Amendment.  Subject to the last sentence of Paragraph (4), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary without consent of the Holders, provided that any amendment that imposes or increases any fees or charges (other than those listed in clauses (i) through (iv) of Paragraph (9)), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders.  Each Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold an ADR, to consent and agree to such amendment and to be bound by the ADRs and the Deposit Agreement as amended thereby.  By holding an ADR, ADS or an interest therein, each Holder and Beneficial Owner hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders.  Notwithstanding the foregoing, if any governmental body should adopt any law, rule or regulation which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed requirements.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

(17)           Termination.  The Depositary shall, at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may terminate the Deposit Agreement, after giving notice to the Holders as set forth in the preceding sentence of this Paragraph (17) at any time 45 days or more after the Depositary shall have delivered to the Company its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 10 of the Deposit Agreement before the end of such 45 days.  After the date so fixed for termination, the Depositary and its agents shall perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn together with any such distributions on Deposited Securities.  As soon as practicable after the expiration of one year from the date so fixed for termination, the Depositary shall, to the extent practicable, sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of ADRs not theretofore surrendered.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash and its indemnification obligations to the Company.  After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its indemnification and payment obligations to the Depositary.

(18)           Waiver.  EACH PARTY TO THE DEPOSIT AGREEMENT INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRs) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).